Exhibit 10.12 (b)

SECOND AMENDMENT TO THE

EMPLOYEE STOCK OWNERSHIP PLAN OF

FRONTIER AIRLINES, INC.

March 30, 2006

          1. Plan Sponsor: Frontier Airlines, Inc., a Colorado Corporation.

          2. Amendment of Plan: The following Amendment to the Employee Stock Ownership Plan of Frontier Airlines, Inc. is hereby adopted, effective as provided in Paragraph 3:

A.	Section 1.39 is amended by replacing the existing Section 1.39 with the following Section 1.39:

          1.39 “Stock” means the common stock, par value $0.001 per share, of Frontier Airlines Holdings, Inc., a Delaware corporation (“Frontier Holdings”), which is an employer security described in Code §§ 409(l) and 4975(e)(8) that has a combination of voting power and dividend rights equal to or in excess of (a) that class of Frontier Holding’s common stock having the greatest voting power and (b) that class of Frontier Holding’s common stock having the greatest dividend rights.

          3. Effective Date: The Effective Date of this Amendment will be the date that Frontier Holdings Stock is first publicly traded.

          4. Terms and Conditions of Plan: Except for the above Amendment, all terms and conditions of the Plan are unamended and remain in full force and effect.

          5. Execution: The Plan Sponsor has executed this Amendment as of the date set forth above.

FRONTIER AIRLINES, INC. Plan Sponsor

By:

Paul H. Tate Senior Vice President and Chief Financial Officer